SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to 240.14a-12

Epic Bancorp

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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EPIC BANCORP
851 IRWIN STREET
SAN RAFAEL,  CALIFORNIA  94901
(415)  526-6400

NOTICE OF ADJOURNED ANNUAL MEETING OF SHAREHOLDERS

JULY 12,  5:30 P.M.

Dear Shareholder:

In order to ensure that all Shareholders are given ample opportunity to vote, the Annual Meeting of Shareholders of Epic Bancorp held on Monday,  June 21, 2005 has been adjourned to Tuesday, July 12, 2005 at 5:30 p.m.  The adjourned meeting will be held at the offices of Tamalpais Bank, 851 Irwin Street, San Rafael, California 94901.  At the adjourned meeting shareholders will consider and vote upon the following proposals previously discussed in Epic Bancorp’s Proxy Statement dated May 5, 2005. Please refer to the Proxy Statement for a full description of these proposals.

2.	Amendments to the Employee Incentive Stock Option and Stock Appreciation Plan;
3.	Amendments to the 2003 Non-Employee Directors; Stock Option Plan.

To transact such other business as may properly come before the adjourned meeting.

If you have previously voted by proxy, you need not take any further action unless you wish to revoke or suspend your proxy prior to its exercise.  The proxy is  revocable prior to the Adjourned Meeting by an instrument revoking it or by a duly executed Proxy bearing a later date, delivered to the Secretary of Epic Bancorp. A Proxy is also revoked if the shareholder is present at the Adjourned Meeting and elects to vote in person.

If you have not yet voted, we urge you to sign and return your proxy card as promptly as possible.  If you do not have your proxy card, please call us at (415) 526-6400 and we will send you a new proxy card.

Cordially,

Kit M. Cole	Mark Garwood
Chairman/CEO Epic Bancorp	President/CEO
Chairman, Tamalpais Bank	Tamalpais Bank